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                                                     EXHIBIT (a)(1)(i)(A)




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our reports dated January 17, 2001 and January 14, 2000 included in this Issuer Tender Offer Statement (Schedule TO) of The Southern Africa Fund, Inc.





                                ERNST & YOUNG LLP



New York, New York
May 14, 2001